Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders CitiStreet Funds, Inc.
In planning and performing our audits of the financial statements of CitiStreet Funds, Inc., for the year ended December 31, 2004, we considered its internal control, including control activities for safeguarding securities,in order to determine
our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of CitiStreet Funds, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entitys objective of preparing
financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
 United States of America.
Those controls include the safeguarding of assets against
 unauthorized acquisition, use, or disposition.
Because of inherent limitations in internal control, error or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under the standards of the Public Company Accounting Oversight Board
(United States). A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented ordetected.  However, we noted no matters
 involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.This report is intended solely for the information and use of management and the Board of Directors of CitiStreet Funds, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


February 16, 2005